EXHIBIT 1.1

KongZhong Schedules Conference Call for 2008 First Quarter Earnings

Beijing, April 29, 2008 - KongZhong Corporation (NASDAQ: KONG), a leading wireless value-added services (“WVAS”) and wireless media company in China, plans to release its 2008 first quarter financial results after the US financial markets close on May 15th, 2008. The Company will host a conference call at 8:30 pm (EST) to discuss the results.
(Speakers)
Yunfan Zhou, Chairman & Chief Executive Officer
Nick Yang, President
Sam Sun, Chief Financial Officer

Hong Kong Time:	May 16, 2008, Friday, 8:30 am
Eastern Time:	May 15, 2008, Thursday, 8:30 pm
Pacific Time:	May 15, 2008, Thursday, 5:30 pm

CONFERENCE CALL ACCESS NUMBERS:
China Toll Free Number:	10-800-130-0399
Hong Kong Toll Free Number:	800-962-844
USA Toll Free Number:	+1-888-679-8018
USA Toll Number:	+1-617-213-4845
PASSCODE:	50513126
Pre registration URL:
https://www.theconferencingservice.com/prereg/key.process?key=P8TAANNJP

REPLAY ACCESS NUMBERS (FOR 2 WEEKS):
USA Toll Free Number:	+1-888-286-8010
USA Toll Number:	+1-617-801-6888
PASSCODE:	82972731

WEBCAST:
http://ir.kongzhong.com/overview.htm

For information, please contact:
Sam Sun of KongZhong Corporation
Tel:	+86-10-8857-6000
Fax:	+86-10-8857-5891
Email:	ir@kongzhong.com